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                                                                        EX-23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




                               Document is copied.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission File Numbers 333-35918 and 333-47438) of our reports dated February 12, 1999, and March 28, 2000, except for paragraph 4 of
Note 10 for which the date is April 12, 2000, relating to the financial statements of Bell Atlantic Paging, Inc. for the year ended December 31, 1998 and Aquis Communications Group, Inc., as of December 31, 1999 and for the two years in the period then ended, respectively, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
November 1, 2001